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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 15, 1999

                      SANTA BARBARA RESTAURANT GROUP, INC.
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               (Exact Name of Registrant as Specified in Charter)

           Delaware                 10-10576                     33-0403086
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 (State of Other Jurisdiction     (Commission                 (I.R.S. Employer
       of Incorporation           File Number)               Identification No.)

               3916 State Street; Santa Barbara, California 93105
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                    (Address of Principal Executive Offices)

Registrant's telephone number including area code: 805/563-1566
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On July 15, 1999, Santa Barbara Restaurant Group, Inc., a Delaware corporation (the "Company"), acquired all of the issued and outstanding stock of La Salsa Holding Co., Inc., a Delaware corporation ("La Salsa"), pursuant to the terms of an Agreement and Plan of Merger (the "Merger Agreement"). Pursuant to the terms of the Merger Agreement, La Salsa Merger, Inc., a wholly-owned subsidiary of the Company, has been merged with and into La Salsa (the "Merger") and, as a result, La Salsa has become a wholly-owned subsidiary of the Company. As a result of the Merger, the stockholders of La Salsa are to receive: (i) an aggregate of three million (3,000,000) shares of Common Stock of SBRG ("SBRG Common Stock"), (ii) convertible subordinated promissory notes from SBRG (the "Notes") in the aggregate principal amount of Six Million Dollars ($6,000,000),
(iii) warrants to purchase an aggregate of two hundred fifty thousand (250,000) shares of SBRG Common Stock at an exercise price of seven dollars ($7.00) per share and (iv) warrants to purchase an aggregate of two hundred fifty thousand (250,000) shares of SBRG Common Stock at an exercise price of seven dollars and 50/100 ($7.50) per share.

     The Notes issued pursuant to the Merger will be automatically converted into shares of SBRG Common Stock (the "Conversion Shares") if the stockholders of SBRG approve the issuance of the Conversion Shares at the annual meeting of the stockholders of SBRG scheduled for August 16, 1999. The conversion rate for the Notes will be one (1) share of SBRG Common Stock for each $4.00 of principal amount of the Notes. In the event that the conversion of the Notes is not approved by the stockholders of SBRG, the Notes will bear interest at a rate of 6% per annum commencing July 15, 1999, and all principal and accrued interest, together with a 25% premium of such principal and interest, shall become due and payable within 30 days following the SBRG stockholder's meeting.

     La Salsa is a restaurant holding company which owns and operates 52 "Fresh-Mex" concept stores and franchises an additional 48 stores throughout the southwestern United States. The Company will continue to operate the La Salsa Restaurants. Prior to the acquisition, there were no material relationships between La Salsa and the Company or any of the affiliates, directors, or officers of the Company. In connection with the acquisition, the Company has agreed to appoint Daniel Skaff, a former director of La Salsa, to the Board of the Company.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMAS FINANCIAL INFORMATION AND EXHIBITS.

          (a)  Financial Statements of Business Acquired.

               The financial statements required by this item are not included in this initial report, and will be filed by amendment not later than 60 days after the date that this initial report must be filed.

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          (b)  Pro Forma Financial Information.

               The pro forma financial statements required by this item are not included in this initial report, and will be filed by amendment not later than 60 days after the date that this initial report must be filed.

          (c)  Exhibits.

               Exhibit
                 No.
               -------

                 2.1 Agreement and Plan of Merger dated as of June 8, 1999, as amended July 15, 1999 among La Salsa Holding Co., Inc. and Santa Barbara Restaurant Group, Inc.

                99.1 Press Release of Santa Barbara Restaurant Group, Inc., issued July 16, 1999.

                99.2* Financial Statements of La Salsa Holding Co., Inc. listed or described in Item 7(a) above.

                99.3* Pro Forma Financial Statements listed or described in
                      Item 7(b) above.

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*To be filed by amendment

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:    July 28, 1999                  Santa Barbara Restaurant Group, Inc.



                                        By: /s/ Andrew D. Simons
                                            ------------------------------------
                                                Andrew D. Simons
                                                General Counsel

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                                 EXHIBIT INDEX

Exhibit
  No.                            Description
-------                          -----------
  2.1   Agreement and Plan of Merger dated as of June 8, 1999, as amended July
        15, 1999 among La Salsa Holding Co., Inc. and Santa Barbara Restaurant
        Group, Inc.

 99.1   Press Release of Santa Barbara Restaurant Group, Inc., issued July 16,
        1999.

 99.2* Financial Statements of La Salsa Holding Co., Inc. listed or described in Item 7(a) above.

 99.3*  Pro Forma Financial Statements listed or described in Item 7(b) above.

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*To be filed by amendment